As filed with the Securities and Exchange Commission on October 1, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0518772
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5301 Stevens Creek Blvd.

Santa Clara, CA 95051

(Address, including zip code, of principal executive offices)

AGILENT TECHNOLOGIES, INC. 2020 Employee Stock Purchase Plan

(Full title of the plan)

Michael R. McMullen

Director, President and Chief Executive Officer

Agilent Technologies, Inc.

5301 Stevens Creek Blvd.

Santa Clara, CA 95051

(800) 227-9770

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Michael Tang, Esq.

P. Diana Chiu, Esq.

Agilent Technologies, Inc.

5301 Stevens Creek Blvd.

Santa Clara, CA 95051

(800) 227-9770

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common Stock, $0.01 par value
2020 Employee Stock Purchase Plan	25,000,000	$84.09 (3)	$2,102,250,000	$229,355.48
(1)

Agilent Technologies, Inc. (“Agilent”) is filing this Registration Statement to register the issuance of 25,000,000 shares of Agilent common stock, par value $0.01 per share (“Common Stock”) authorized for issuance under the 2020 Employee Stock Purchase Plan (the “2020 ESPP”).

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2020 ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected which results in an increase in the number of the outstanding shares of Agilent’s Common Stock.

(3)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the filing fee on the basis of 85% of $98.93 per share, which represents the average of the high and low prices for a share of Common Stock reported on the New York Stock Exchange on September 28, 2020. Pursuant to the 2020 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of Common Stock will be 85% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the last day of the offering period.

(4)

Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act, which provides that the fee shall be $109.10 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be offered.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement:

(a)

Agilent’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, filed with the Commission on December 19, 2019, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)

Agilent’s Definitive Proxy Statement for Agilent’s 2020 Annual Meeting of Stockholders (filed February 6, 2020), to the extent specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019, filed with the Commission on December 19, 2019;

(c)

Agilent’s Quarterly Reports on Form 10-Q for the quarters ended January 31, 2020, filed with the Commission on March 3, 2020; April 30, 2020, filed with the Commission on June 1, 2020; and July 31, 2020, filed with the Commission on September 1, 2020;

(d)

Agilent’s Current Reports on Form 8-K, filed with the Commission on January 23, 2020, March 18, 2020, April 20, 2020, June 2, 2020 and June 4, 2020, except any report or portion of a report that is not deemed filed shall not be incorporated by reference into this Registration Statement; and

(e)

The description of Agilent’s Common Stock contained in Agilent’s Registration Statement on Form 8-A filed with the Commission on May 17, 2000, including any amendment or report filed for the purpose of updating such description.

All documents filed by Agilent subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (but this shall not include any document that is merely furnished to the Commission). Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.Interests of Named Experts and Counsel.

As of October 1, 2020, Michael Tang, who is issuing the opinion regarding the legality of Agilent’s Common Stock offered hereby, is Senior Vice President, General Counsel and Secretary of Agilent. Mr. Tang owns Common Stock and performance units of Agilent and holds employee stock options to purchase Common Stock of Agilent.

Item 8.Exhibits.

Exhibit No.	Description
4.1

Agilent Technologies, Inc. 2020 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2020 filed with the Securities Exchange Commission on June 1, 2020.

5.1*	Opinion of Michael Tang, Senior Vice President, General Counsel and Secretary, as to the legality of the securities being registered.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Michael Tang, Senior Vice President, General Counsel and Secretary (contained in Exhibit 5.1).
24*	Power of Attorney (contained on signature page hereto)

____________

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Agilent Technologies, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, United States on this 1st day of October, 2020.

AGILENT TECHNOLOGIES, INC.
/s/ Michael R. McMullen
Michael R. McMullen
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Tang and P. Diana Chiu, jointly and severally his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof. The following persons executed this power of attorney in the capacities and on the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL R. MCMULLEN
Michael R. McMullen	Director, President and Chief Executive Officer (Principal Executive Officer)	October 1, 2020

/s/ ROBERT W. MCMAHON
Robert W. McMahon	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 1, 2020

/s/ RODNEY GONSALVES
Rodney Gonsalves	Vice President, Corporate Controllership (Principal Accounting Officer)	October 1, 2020

/s/ KOH BOON HWEE	Chairman of the Board of Directors	October 1, 2020
Koh Boon Hwee

/s/ MALA ANAND	Director	October 1, 2020
Mala Anand

/s/ HANS E. BISHOP	Director	October 1, 2020
Hans E. Bishop

/s/ PAUL N. CLARK	Director	October 1, 2020
Paul N. Clark

/s/ HEIDI KUNZ	Director	October 1, 2020
Heidi Kunz

/s/ DANIEL K. PODOLSKY, M.D.	Director	October 1, 2020
Daniel K. Podolsky, M.D.

/s/ SUE H. RATAJ	Director	October 1, 2020
Sue H. Rataj

/s/ GEORGE A. SCANGOS, PhD	Director	October 1, 2020
George A. Scangos, PhD

/s/ DOW R. WILSON	Director	October 1, 2020
Dow R. Wilson

/s/ TADATAKA YAMADA, M.D.	Director	October 1, 2020
Tadataka Yamada, M.D.